WesBanco Announces Second Quarter 2025 Financial Results

Highlighted by a net interest margin of 3.59% and successful customer data systems conversion of Premier Financial

Wheeling, WVa. (July 29, 2025) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended June 30, 2025. Net income available to common shareholders for the second quarter of 2025 was $54.9 million, with diluted earnings per share of $0.57, compared to $26.4 million and $0.44 per diluted share, respectively, for the second quarter of 2024. For the six months ended June 30, 2025, net income was $43.4 million, or $0.50 per diluted share, which reflected the impact of a day one provision for credit losses and other expenses related to the closing of the Premier Financial Corp. (“PFC”) acquisition on February 28th, compared to $59.5 million, or $1.00 per diluted share, for the 2024 period.

As noted below, WesBanco reported $0.91 of earnings per diluted share, in the second quarter, as compared to $0.49 in the prior year period, when excluding after-tax restructuring and merger-related expenses (non-GAAP measures). On a similar basis and excluding the after-tax day one provision for credit losses on acquired loans, WesBanco reported $1.60 per diluted share, for the six month period, as compared to $1.05 per diluted share last year (non-GAAP measures).

	For the Three Months Ended June 30.				For the Six Months Ended June 30,
	2025		2024		2025		2024
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (GAAP)	$54,884	$0.57	$26,385	$0.44	$43,360	$0.50	$59,546	$1.00
Add: After-tax day one provision for credit losses on acquired loans	-	-	-	-	46,926	0.56	-	-
Add: After-tax restructuring and merger-related expenses	32,434	0.34	2,984	0.05	48,242	0.54	2,984	0.05
Adjusted net income available to common shareholders (Non-GAAP)(1)	$87,318	$0.91	$29,369	$0.49	$138,528	$1.60	$62,530	$1.05
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

Financial and operational highlights during the quarter ended June 30, 2025:

•
Successfully converted the customer data systems for the bank and trust department of PFC
•
Total loan growth was 3.3% annualized over the sequential quarter reflecting the strength of WesBanco’s new and legacy markets
o
Reflecting $5.9 billion of loans from PFC and organic growth of 5.5%, total loans increased 53.6% year-over-year to $18.8 billion
•
Reflecting $6.9 billion of deposits from PFC and organic growth of 6.3%, total deposits increased 57.5% year-over-year to $21.2 billion
o
Average loans to average deposits were 89.5%, providing continued capacity to fund loan growth
•
Net interest margin of 3.59% increased 24 basis points sequentially, as PFC benefited the margin by approximately 37 basis points through interest mark accretion, the first quarter’s securities restructuring, and lower funding costs
•
Reflecting the PFC acquisition, market appreciation, and organic growth, WesBanco Trust and Investment Services assets under management increased to a record $7.2 billion and broker-dealer securities account values (including annuities) increased to a record $2.6 billion
•
Efficiency ratio of 55.5% improved more than 10 percentage points year-over-year and 3 percentage points sequentially due to the benefits of the PFC acquisition, as well as a continued focus on expense management and driving positive operating leverage
•
Key credit quality metrics continued to remain at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $20 billion and $50 billion)

“Our second quarter results demonstrate the success of our acquisition of Premier and strong operational performance. Our larger organization delivered solid sequential quarter loan growth while driving positive operating leverage. We also meaningfully improved both our net interest margin and efficiency ratio, further demonstrating our focus on operational excellence for our shareholders,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “We marked another significant milestone this quarter as we successfully transitioned approximately 400,000 consumer and 50,000 business relationships, along with the branding and operations of approximately 70 financial centers from Premier to WesBanco. We are excited by the customer reception and retention and are focused on building even stronger relationships with our new customers, businesses, and communities.”

Balance Sheet

WesBanco’s balance sheet, as of June 30, 2025, reflects both the PFC acquisition and organic growth. Total assets increased 52.1% year-over-year to $27.6 billion, including total portfolio loans of $18.8 billion and total securities of $4.4 billion. Total portfolio loans increased 53.6% year-over-year due to acquired PFC loans of $5.9 billion and organic growth of $0.7 billion, with $0.6 billion from the commercial teams. Commercial real estate payoffs totaled approximately $170 million during the second quarter of 2025 and $255 million year-to-date.

Deposits of $21.2 billion increased 57.5% year-over-year due to acquired PFC deposits of $6.9 billion and organic growth of $0.8 billion, which fully funded year-over-year organic loan growth. On a sequential quarter basis, total deposits declined $138 million due to normal seasonality and the intentional runoff of higher cost certificates of deposit and less reliance on public funds from PFC. Reflecting the addition of PFC deposits, which included $1.3 billion of certificates of deposit, total demand deposits represented 48% of total deposits, with the non-interest bearing component representing 25%.

Credit Quality

As of June 30, 2025, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last five years. Criticized and classified loans as a percent of total portfolio loans increased 31 points quarter-over-quarter to 3.63% but remain below long-term historical levels.

The allowance for credit losses to total portfolio loans at June 30, 2025 was 1.19% of total loans, or $223.9 million. The decrease of $9.8 million from March 31, 2025 was driven by a reduction in PCD loan reserves from a couple of large payoffs and portfolio mix changes, which more than offset increases associated with slightly higher unemployment assumptions, loan growth, and other loan portfolio adjustments. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 1.74% of total portfolio loans.

Net Interest Margin and Income

The second quarter margin of 3.59% improved 24 basis points compared to the first quarter and 64 basis points on a year-over-year basis, through a combination of higher loan and securities yields, lower funding costs, and purchase accounting accretion. Deposit funding costs of 246 basis points for the second quarter of 2025 decreased 9 basis points from the first quarter and 28 basis points from the prior year period. When including non-interest bearing deposits, deposit funding costs for the second quarter were 184 basis points. Further, FHLB borrowing costs of 4.22% decreased 30 basis points quarter-over-quarter and 128 basis points year-over-year, as these short-term borrowings repriced downward upon maturity. Purchase accounting accretion benefited the second quarter net interest margin by approximately 37 basis points.

Net interest income for the second quarter of 2025 was $216.8 million, an increase of $100.2 million, or 85.9% year-over-year, reflecting the impact of a larger balance sheet from the PFC acquisition, loan growth, higher loan and securities yields, lower FHLB borrowing costs, and $22.5 million of purchase accounting accretion from acquisitions. For the six months ended June 30, 2025, net interest income of $375.3 million increased $144.7 million, or 62.8%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2025, non-interest income of $44.0 million increased $12.6 million, or 40.2%, from the second quarter of 2024 due primarily to the acquisition of PFC. Service charges on deposits increased $3.4 million year-over-year, reflecting the addition of PFC, fee income from new products and services and treasury management, and increased general consumer spending. Reflecting record asset levels, trust fees and net securities brokerage revenue increased $2.4 million and $0.7 million, respectively, due to the addition of PFC wealth clients, market value appreciation, and organic growth. Digital banking fees increased $2.3 million from higher volumes primarily associated with our larger customer base. Mortgage Banking income increased $1.3 million due to an approximate 30% year-over-year increase in residential mortgage originations related to seasonality and our larger customer base. Net securities gains increased $1.3 million primarily due to market fluctuations of equity securities in the deferred compensation plan. Gross swap fees were $1.4 million in the second quarter, compared to $1.8 million in the prior year period, while fair value adjustments were a loss of $0.7 million compared to a negligible gain, respectively.

Primarily reflecting the items discussed above, as well as bank-owned life insurance (“BOLI”), non-interest income, for the six months ended June 30, 2025, increased $16.6 million, or 26.8%, year-over-year to $78.6 million. BOLI increased $2.0 million year-over-year due to the addition of PFC and a $0.9 million death benefit received during the first quarter.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended June 30, 2025 was $145.5 million, a $46.9 million, or 47.5%, increase year-over-year primarily due to the addition of the PFC expense base associated with approximately 900 employees and 70 financial centers. Employee benefits expense of $18.9 million increased $5.9 million linked quarter due to higher staffing levels, as well as higher deferred compensation expense of $1.5 million, with the offsetting gain located in net securities gains, and higher health insurance costs due to higher staffing levels from PFC, of which approximately $1.0 million is due to the timing of healthcare services and employee behaviors relative to deductibles. Equipment and software expense of $17.1 million, includes the additional cost of operating two core systems until the conversion to one platform in mid-May. Amortization of intangible assets of $9.2 million increased $7.1 million year-over-year due to the core deposit intangible asset that was created from the acquisition of PFC. FDIC insurance expense increased $2.0 million due to our larger asset size. Restructuring and merger-related expenses of $41.1 million are primarily related to costs associated with the systems conversion, severance, and other costs associated with the PFC merger.

Excluding restructuring and merger-related expenses, non-interest expense during the first half of 2025 of $259.4 million increased $63.6 million, or 32.5%, compared to the prior year period, due primarily to the expenses described above.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. In conjunction with the February 28th closing of the PFC acquisition, WesBanco issued 28.7 million shares of common stock to acquire the outstanding shares of PFC, which increased total capital by $1.0 billion and, as anticipated, modestly impacted capital ratios. Reflecting the full quarter average of PFC’s balance sheet, at June 30, 2025, Tier I leverage was 8.66%, Tier I risk-based capital ratio was 10.59%, common equity Tier 1 capital ratio (“CET 1”) was 9.91%, and total risk-based capital was 13.40%. In addition, the tangible common equity to tangible assets ratio was 7.60%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2025 at 9:00 a.m. ET on Wednesday, July 30, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 5130124. The replay will begin at approximately 11:00 a.m. ET on July 30, 2025 and end at 12 a.m. ET on August 13, 2025. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarter ended March 31, 2025, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the benefits of the merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected time frames; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2024 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses and excluding after-tax day one provision for credit losses on acquired loans; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $27.6 billion in total assets, with our Trust and Investment Services holding $7.2 billion of assets under management and securities account values (including annuities) of $2.6 billion through our broker/dealer, as of June 30, 2025. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
Interest and dividend income
Loans, including fees	$290,104	$175,361	65.4	$508,512	$342,335	48.5
Interest and dividends on securities:
Taxable	31,066	16,929	83.5	53,314	34,334	55.3
Tax-exempt	4,616	4,556	1.3	9,145	9,142	0.0
Total interest and dividends on securities	35,682	21,485	66.1	62,459	43,476	43.7
Other interest income	10,596	6,147	72.4	18,643	12,516	49.0
Total interest and dividend income	336,382	202,993	65.7	589,614	398,327	48.0
Interest expense
Interest bearing demand deposits	30,405	26,925	12.9	59,782	52,516	13.8
Money market deposits	36,287	18,443	96.8	57,422	34,557	66.2
Savings deposits	8,670	7,883	10.0	16,029	15,549	3.1
Certificates of deposit	21,442	11,982	79.0	39,999	22,229	79.9
Total interest expense on deposits	96,804	65,233	48.4	173,232	124,851	38.8
Federal Home Loan Bank borrowings	16,683	16,227	2.8	29,718	33,227	(10.6)
Other short-term borrowings	816	896	(8.9)	1,938	1,570	23.4
Subordinated debt and junior subordinated debt	5,310	4,044	31.3	9,438	8,119	16.2
Total interest expense	119,613	86,400	38.4	214,326	167,767	27.8
Net interest income	216,769	116,593	85.9	375,288	230,560	62.8
Provision for credit losses	3,218	10,541	(69.5)	72,101	14,555	395.4
Net interest income after provision for credit losses	213,551	106,052	101.4	303,187	216,005	40.4
Non-interest income
Trust fees	9,657	7,303	32.2	18,355	15,385	19.3
Service charges on deposits	10,484	7,111	47.4	19,070	13,895	37.2
Digital banking income	7,325	5,040	45.3	12,730	9,745	30.6
Net swap fee and valuation income	746	1,776	(58.0)	1,706	3,339	(48.9)
Net securities brokerage revenue	3,348	2,601	28.7	6,049	5,149	17.5
Bank-owned life insurance	3,450	2,791	23.6	6,878	4,859	41.6
Mortgage banking income	2,364	1,069	121.1	3,504	1,762	98.9
Net securities gains	1,410	135	944.4	1,092	672	62.5
Net gains on other real estate owned and other assets	111	34	226.5	71	188	(62.2)
Other income	5,062	3,495	44.8	9,167	6,990	31.1
Total non-interest income	43,957	31,355	40.2	78,622	61,984	26.8
Non-interest expense
Salaries and wages	60,153	43,991	36.7	108,730	86,988	25.0
Employee benefits	18,857	10,579	78.2	31,827	22,763	39.8
Net occupancy	8,119	6,309	28.7	15,897	12,932	22.9
Equipment and software	17,140	10,457	63.9	30,190	20,465	47.5
Marketing	1,864	2,371	(21.4)	4,246	4,256	(0.2)
FDIC insurance	5,479	3,523	55.5	9,666	6,971	38.7
Amortization of intangible assets	9,204	2,072	344.2	13,427	4,164	222.5
Restructuring and merger-related expense	41,056	3,777	987.0	61,066	3,777	NM
Other operating expenses	24,663	19,313	27.7	45,451	37,269	22.0
Total non-interest expense	186,535	102,392	82.2	320,500	199,585	60.6
Income before provision for income taxes	70,973	35,015	102.7	61,309	78,404	(21.8)
Provision for income taxes	13,558	6,099	122.3	12,886	13,795	(6.6)
Net Income	57,415	28,916	98.6	48,423	64,609	(25.1)
Preferred stock dividends	2,531	2,531	-	5,063	5,063	-
Net income available to common shareholders	$54,884	$26,385	108.0	$43,360	$59,546	(27.2)

Taxable equivalent net interest income	$217,996	$117,804	85.0	$377,719	$232,990	62.1

Per common share data
Net income per common share - basic	$0.57	$0.44	29.5	$0.50	$1.00	(50.0)
Net income per common share - diluted	0.57	0.44	29.5	0.50	1.00	(50.0)
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.91	0.49	85.7	1.60	1.05	52.4
Dividends declared	0.37	0.36	2.8	0.74	0.72	2.8
Book value (period end)	38.28	40.28	(5.0)	38.28	40.28	(5.0)
Tangible book value (period end) (1)	20.48	21.45	(4.5)	20.48	21.45	(4.5)
Average common shares outstanding - basic	95,744,980	59,521,872	60.9	86,339,970	59,452,315	45.2
Average common shares outstanding - diluted	95,808,310	59,656,429	60.6	86,466,701	59,592,960	45.1
Period end common shares outstanding	95,986,023	59,579,310	61.1	95,986,023	59,579,310	61.1
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Six Months Ended
	June 30,
	2025	2024	% Change
Return on average assets	0.36%	0.67%	(46.27)%
Return on average assets, excluding certain items (1)	1.14	0.71	60.56
Return on average equity	2.51	4.71	(46.71)
Return on average equity, excluding certain items (1)	8.01	4.94	62.15
Return on average tangible equity (1)	5.38	8.89	(39.48)
Return on average tangible equity, excluding certain items (1)	14.85	9.31	59.51
Return on average tangible common equity (1)	5.79	9.90	(41.52)
Return on average tangible common equity, excluding certain items (1)	15.99	10.37	54.19
Yield on earning assets (2)	5.46	5.04	8.33
Cost of interest bearing liabilities	2.73	3.05	(10.49)
Net interest spread (2)	2.73	1.99	37.19
Net interest margin (2)	3.48	2.93	18.77
Efficiency (1) (2)	56.85	66.38	(14.36)
Average loans to average deposits	89.42	89.04	0.43
Annualized net loan charge-offs/average loans	0.09	0.14	(35.71)
Effective income tax rate	21.02	17.59	19.50

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2025	2025	2024	2024	2024
Return on average assets	0.81%	(0.22)%	1.01%	0.76%	0.59%
Return on average assets, excluding certain items (1)	1.28	0.96	1.02	0.79	0.66
Return on average equity	5.76	(1.45)	6.68	5.09	4.17
Return on average equity, excluding certain items (1)	9.17	6.45	6.75	5.32	4.65
Return on average tangible equity (1)	11.27	(1.74)	11.49	9.07	7.93
Return on average tangible equity, excluding certain items (1)	17.16	11.61	11.61	9.46	8.78
Return on average tangible common equity (1)	12.06	(1.89)	12.56	9.97	8.83
Return on average tangible common equity, excluding certain items (1)	18.36	12.56	12.69	10.40	9.77
Yield on earning assets (2)	5.56	5.33	5.10	5.19	5.11
Cost of interest bearing liabilities	2.69	2.78	2.96	3.21	3.12
Net interest spread (2)	2.87	2.55	2.14	1.98	1.99
Net interest margin (2)	3.59	3.35	3.03	2.95	2.95
Efficiency (1) (2)	55.54	58.62	61.23	65.29	66.11
Average loans to average deposits	89.47	89.32	89.24	90.58	89.40
Annualized net loan charge-offs and recoveries /average loans	0.09	0.08	0.13	0.05	0.07
Effective income tax rate	19.10	(6.96)	19.87	16.75	17.42
Trust and Investment Services assets under management (3)	$7,205	$6,951	$5,968	$6,061	$5,633
Broker-dealer securities account values (including annuities) (3)	$2,554	$2,359	$1,852	$1,853	$1,780

(1) Certain items excluded from the calculation can consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans. See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	June 30,			December 31,	December 31, 2024
Balance sheets	2025	2024	% Change	2024	to June 30, 2025
Assets
Cash and due from banks	$402,755	$173,816	131.7	$142,271	183.1
Due from banks - interest bearing	754,275	312,973	141.0	425,866	77.1
Securities:
Equity securities, at fair value	29,538	13,091	125.6	13,427	120.0
Available-for-sale debt securities, at fair value	3,222,819	2,102,123	53.3	2,246,072	43.5
Held-to-maturity debt securities (fair values of $1,006,110, $1,028,432 and $1,006,817 respectively)	1,137,782	1,179,684	(3.6)	1,152,906	(1.3)
Allowance for credit losses - held-to-maturity debt securities	(178)	(163)	(9.2)	(146)	(21.9)
Net held-to-maturity debt securities	1,137,604	1,179,521	(3.6)	1,152,760	(1.3)
Total securities	4,389,961	3,294,735	33.2	3,412,259	28.7
Loans held for sale	123,019	25,433	383.7	18,695	558.0
Portfolio loans:
Commercial real estate	10,600,210	6,998,888	51.5	7,326,681	44.7
Commercial and industrial	2,819,096	1,760,479	60.1	1,787,277	57.7
Residential real estate	3,939,796	2,506,957	57.2	2,520,086	56.3
Home equity	1,052,334	770,599	36.6	821,110	28.2
Consumer	417,190	220,588	89.1	201,275	107.3
Total portfolio loans, net of unearned income	18,828,626	12,257,511	53.6	12,656,429	48.8
Allowance for credit losses - loans	(223,866)	(136,509)	(64.0)	(138,766)	(61.3)
Net portfolio loans	18,604,760	12,121,002	53.5	12,517,663	48.6
Premises and equipment, net	274,137	222,266	23.3	219,076	25.1
Accrued interest receivable	106,410	79,759	33.4	78,324	35.9
Goodwill and other intangible assets, net	1,745,170	1,128,103	54.7	1,124,016	55.3
Bank-owned life insurance	552,051	358,682	53.9	360,738	53.0
Other assets	619,038	411,606	50.4	385,390	60.6
Total Assets	$27,571,576	$18,128,375	52.1	$18,684,298	47.6
Liabilities
Deposits:
Non-interest bearing demand	$5,328,181	$3,826,249	39.3	$3,842,758	38.7
Interest bearing demand	4,865,091	3,505,651	38.8	3,771,314	29.0
Money market	4,825,154	2,283,294	111.3	2,429,977	98.6
Savings deposits	3,192,943	2,429,241	31.4	2,362,736	35.1
Certificates of deposit	2,943,187	1,387,938	112.1	1,726,932	70.4
Total deposits	21,154,556	13,432,373	57.5	14,133,717	49.7
Federal Home Loan Bank borrowings	1,750,000	1,475,000	18.6	1,000,000	75.0
Other short-term borrowings	103,666	105,757	(2.0)	192,073	(46.0)
Subordinated debt and junior subordinated debt	357,762	279,193	28.1	279,308	28.1
Total borrowings	2,211,428	1,859,950	18.9	1,471,381	50.3
Accrued interest payable	25,967	15,393	68.7	14,228	82.5
Other liabilities	360,405	276,380	30.4	274,691	31.2
Total Liabilities	23,752,356	15,584,096	52.4	15,894,017	49.4
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 200,000,000, 100,000,000, and 200,000,000 shares authorized; 95,986,023, 68,081,306 and 75,354,034 shares issued; 95,986,023, 59,579,310 and 66,919,805 shares outstanding, respectively	199,967	141,834	41.0	156,985	27.4
Capital surplus	2,485,458	1,630,830	52.4	1,809,679	37.3
Retained earnings	1,165,058	1,159,217	0.5	1,192,091	(2.3)
Treasury stock (0, 8,501,996 and 8,434,229 shares - at cost, respectively)	-	(294,818)	(100.0)	(292,244)	(100.0)
Accumulated other comprehensive loss	(173,644)	(235,208)	26.2	(218,632)	20.6
Deferred benefits for directors	(2,103)	(2,060)	(2.1)	(2,082)	(1.0)
Total Shareholders' Equity	3,819,220	2,544,279	50.1	2,790,281	36.9
Total Liabilities and Shareholders' Equity	$27,571,576	$18,128,375	52.1	$18,684,298	47.6

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
Balance sheets	2025	2025	% Change
Assets
Cash and due from banks	$402,755	$245,897	63.8
Due from banks - interest bearing	754,275	845,818	(10.8)
Securities:
Equity securities, at fair value	29,538	28,217	4.7
Available-for-sale debt securities, at fair value	3,222,819	3,149,043	2.3
Held-to-maturity (fair values of $1,006,110; and $1,002,796 respectively)	1,137,782	1,143,376	(0.5)
Allowance for credit losses - held-to-maturity debt securities	(178)	(137)	(29.9)
Net held-to-maturity debt securities	1,137,604	1,143,239	(0.5)
Total securities	4,389,961	4,320,499	1.6
Loans held for sale	123,019	243,281	(49.4)
Portfolio loans:
Commercial real estate	10,600,210	10,501,846	0.9
Commercial and industrial	2,819,096	2,781,728	1.3
Residential real estate	3,939,796	3,930,667	0.2
Home equity	1,052,334	1,020,929	3.1
Consumer	417,190	438,578	(4.9)
Total portfolio loans, net of unearned income	18,828,626	18,673,748	0.8
Allowance for credit losses - loans	(223,866)	(233,617)	4.2
Net portfolio loans	18,604,760	18,440,131	0.9
Premises and equipment, net	274,137	281,493	(2.6)
Accrued interest receivable	106,410	108,778	(2.2)
Goodwill and other intangible assets, net	1,745,170	1,754,703	(0.5)
Bank-owned life insurance	552,051	548,601	0.6
Other assets	619,038	623,182	(0.7)
Total Assets	$27,571,576	$27,412,383	0.6
Liabilities
Deposits:
Non-interest bearing demand	$5,328,181	$5,318,619	0.2
Interest bearing demand	4,865,091	5,000,881	(2.7)
Money market	4,825,154	4,875,384	(1.0)
Savings deposits	3,192,943	3,068,618	4.1
Certificates of deposit	2,943,187	3,028,893	(2.8)
Total deposits	21,154,556	21,292,395	(0.6)
Federal Home Loan Bank borrowings	1,750,000	1,476,511	18.5
Other short-term borrowings	103,666	147,804	(29.9)
Subordinated debt and junior subordinated debt	357,762	360,156	(0.7)
Total borrowings	2,211,428	1,984,471	11.4
Accrued interest payable	25,967	26,570	(2.3)
Other liabilities	360,405	327,368	10.1
Total Liabilities	23,752,356	23,630,804	0.5
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 200,000,000 shares authorized; 95,986,023 and 95,672,204 shares issued; 95,986,023 and 95,672,204 shares outstanding, respectively	199,967	199,313	0.3
Capital surplus	2,485,458	2,485,223	0.0
Retained earnings	1,165,058	1,145,396	1.7
Treasury stock (0 and 0 shares - at cost, respectively)	-	-	-
Accumulated other comprehensive loss	(173,644)	(190,710)	8.9
Deferred benefits for directors	(2,103)	(2,127)	1.1
Total Shareholders' Equity	3,819,220	3,781,579	1.0
Total Liabilities and Shareholders' Equity	$27,571,576	$27,412,383	0.6

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2025		2024		2025		2024
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$746,583	4.79%	$352,986	5.62%	$675,962	4.76%	$364,127	5.66%
Loans, net of unearned income (1)	18,903,459	6.16	12,057,831	5.85	16,823,658	6.10	11,907,353	5.78
Securities: (2)
Taxable	3,881,680	3.21	2,863,213	2.38	3,567,118	3.01	2,896,040	2.38
Tax-exempt (3)	731,866	3.20	753,151	3.08	732,482	3.19	756,474	3.08
Total securities	4,613,546	3.21	3,616,364	2.52	4,299,600	3.04	3,652,514	2.53
Other earning assets	87,138	7.75	56,077	8.71%	74,336	7.31	58,499	7.78
Total earning assets (3)	24,350,726	5.56%	16,083,258	5.11%	21,873,556	5.46%	15,982,493	5.04%
Other assets	2,953,974		1,807,056		2,586,357		1,814,796
Total Assets	$27,304,700		$17,890,314		$24,459,913		$17,797,289

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$4,885,687	2.50%	$3,527,316	3.07%	$4,531,324	2.66%	$3,514,182	3.01%
Money market accounts	4,830,592	3.01	2,228,070	3.33	4,025,925	2.88	2,157,553	3.22
Savings deposits	3,122,815	1.11	2,441,949	1.30	2,865,410	1.13	2,461,330	1.27
Certificates of deposit	2,960,970	2.90	1,371,179	3.51	2,575,458	3.13	1,331,145	3.36
Total interest bearing deposits	15,800,064	2.46	9,568,514	2.74	13,998,117	2.50	9,464,210	2.65
Federal Home Loan Bank borrowings	1,585,821	4.22	1,186,538	5.50	1,378,552	4.35	1,214,973	5.50
Repurchase agreements	118,988	2.75	107,811	3.34	140,829	2.78	100,188	3.15
Subordinated debt and junior subordinated debt	357,379	5.96	279,159	5.83	331,488	5.74	279,131	5.85
Total interest bearing liabilities (4)	17,862,252	2.69%	11,142,022	3.12%	15,848,986	2.73%	11,058,502	3.05%
Non-interest bearing demand deposits	5,328,576		3,918,685		4,816,070		3,908,837
Other liabilities	294,359		286,659		308,189		285,556
Shareholders' equity	3,819,513		2,542,948		3,486,668		2,544,394
Total Liabilities and Shareholders' Equity	$27,304,700		$17,890,314		$24,459,913		$17,797,289
Taxable equivalent net interest spread		2.87%		1.99%		2.73%		1.99%
Taxable equivalent net interest margin		3.59%		2.95%		3.48%		2.93%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $2.5 million and $0.9 million for the three months ended June 30, 2025 and 2024, respectively, and were $4.1 million and $1.2 million for the six months ended June 30, 2025 and 2024. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $16.5 million and $0.8 million for the three months ended June 30, 2025 and 2024, respectively, and was $23.3 million and $1.5 million for the six months ended June 30, 2025 and 2024, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $5.6 million and $0.1 million for the three months ended June 30, 2025 and 2024, respectively, and was $7.8 million and $0.2 million for the six months ended June 30, 2025 and 2024 respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2025	2025	2024	2024	2024
Interest and dividend income
Loans, including fees	$290,104	$218,409	$183,251	$184,215	$175,361
Interest and dividends on securities:
Taxable	31,066	22,247	18,575	17,651	16,929
Tax-exempt	4,616	4,529	4,449	4,498	4,556
Total interest and dividends on securities	35,682	26,776	23,024	22,149	21,485
Other interest income	10,596	8,047	7,310	7,365	6,147
Total interest and dividend income	336,382	253,232	213,585	213,729	202,993
Interest expense
Interest bearing demand deposits	30,405	29,377	27,044	28,139	26,925
Money market deposits	36,287	21,134	18,734	19,609	18,443
Savings deposits	8,670	7,359	7,271	8,246	7,883
Certificates of deposit	21,442	18,558	16,723	14,284	11,982
Total interest expense on deposits	96,804	76,428	69,772	70,278	65,233
Federal Home Loan Bank borrowings	16,683	13,034	12,114	17,147	16,227
Other short-term borrowings	816	1,122	1,291	1,092	896
Subordinated debt and junior subordinated debt	5,310	4,129	3,902	4,070	4,044
Total interest expense	119,613	94,713	87,079	92,587	86,400
Net interest income	216,769	158,519	126,506	121,142	116,593
Provision for credit losses	3,218	68,883	(147)	4,798	10,541
Net interest income after provision for credit losses	213,551	89,636	126,653	116,344	106,052
Non-interest income
Trust fees	9,657	8,697	7,775	7,517	7,303
Service charges on deposits	10,484	8,587	8,138	7,945	7,111
Digital banking income	7,325	5,404	5,125	5,084	5,040
Net swap fee and valuation income/ (loss)	746	961	3,230	(627)	1,776
Net securities brokerage revenue	3,348	2,701	2,430	2,659	2,601
Bank-owned life insurance	3,450	3,428	2,512	2,173	2,791
Mortgage banking income	2,364	1,140	1,229	1,280	1,069
Net securities gains / (losses)	1,410	(318)	61	675	135
Net gains / (losses) on other real estate owned and other assets	111	(40)	193	(239)	34
Other income	5,062	4,105	5,695	3,145	3,495
Total non-interest income	43,957	34,665	36,388	29,612	31,355
Non-interest expense
Salaries and wages	60,153	48,577	45,638	44,890	43,991
Employee benefits	18,857	12,970	11,856	11,522	10,579
Net occupancy	8,119	7,778	5,999	6,226	6,309
Equipment and software	17,140	13,050	10,681	10,157	10,457
Marketing	1,864	2,382	2,531	2,977	2,371
FDIC insurance	5,479	4,187	3,640	3,604	3,523
Amortization of intangible assets	9,204	4,223	2,034	2,053	2,072
Restructuring and merger-related expense	41,056	20,010	646	1,977	3,777
Other operating expenses	24,663	20,789	18,079	17,777	19,313
Total non-interest expense	186,535	133,966	101,104	101,183	102,392
Income / (Loss) before provision for income taxes	70,973	(9,665)	61,937	44,773	35,015
Provision / (benefit) provision for income taxes	13,558	(673)	12,308	7,501	6,099
Net Income /(loss)	57,415	(8,992)	49,629	37,272	28,916
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385

Taxable equivalent net interest income	$217,996	$159,723	$127,689	$122,338	$117,804

Per common share data
Net income / (loss) per common share - basic	$0.57	$(0.15)	$0.70	$0.54	$0.44
Net income / (loss) per common share - diluted	0.57	(0.15)	0.70	0.54	0.44
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.91	0.66	0.71	0.56	0.49
Dividends declared	0.37	0.37	0.37	0.36	0.36
Book value (period end)	38.28	38.02	39.54	39.73	40.28
Tangible book value (period end) (1)	20.48	20.06	22.83	22.99	21.45
Average common shares outstanding - basic	95,744,980	76,830,460	66,895,834	64,488,962	59,521,872
Average common shares outstanding - diluted	95,808,310	77,020,592	66,992,009	64,634,208	59,656,429
Period end common shares outstanding	95,986,023	95,672,204	66,919,805	66,871,479	59,579,310
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	3,253	3,205	2,262	2,277	2,370

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2025		2025		2024		2024		2024
Non-performing assets:
Total non-performing loans	$84,319		$81,489		$39,752		$30,421		$35,468
Other real estate and repossessed assets	958		1,854		852		906		1,328
Total non-performing assets	$85,277		$83,343		$40,604		$31,327		$36,796

Past due loans (1):
Loans past due 30-89 days	$65,401		$69,755		$45,926		$33,762		$20,237
Loans past due 90 days or more	20,890		10,734		13,553		20,427		9,171
Total past due loans	$86,291		$80,489		$59,479		$54,189		$29,408

Criticized and classified loans (2):
Criticized loans	$531,415		$470,619		$242,000		$200,540		$179,621
Classified loans	151,849		149,452		112,669		93,185		83,744
Total criticized and classified loans	$683,264		$620,071		$354,669		$293,725		$263,365

Loans past due 30-89 days / total portfolio loans	0.35%		0.37%		0.36%		0.27%		0.17%
Loans past due 90 days or more / total portfolio loans	0.11		0.06		0.11		0.16		0.07
Non-performing loans / total portfolio loans	0.45		0.44		0.31		0.24		0.29
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.45		0.45		0.32		0.25		0.30
Non-performing assets / total assets	0.31		0.30		0.22		0.17		0.20
Criticized and classified loans / total portfolio loans	3.63		3.32		2.80		2.36		2.15

Allowance for credit losses
Allowance for credit losses - loans	$223,866		$233,617		$138,766		$140,872		$136,509
Allowance for credit losses - loan commitments	6,168		6,459		6,120		8,225		9,194
Provision for credit losses	3,218		68,883		(147)		4,798		10,541
Net loan and deposit account overdraft charge-offs and recoveries	4,329		2,771		4,066		1,420		2,221
Annualized net loan charge-offs and recoveries / average loans	0.09%		0.08%		0.13%		0.05%		0.07%
Allowance for credit losses - loans / total portfolio loans	1.19%		1.25%		1.10%		1.13%		1.11%
Allowance for credit losses - loans / non-performing loans	2.65	x	2.87	x	3.49	x	4.63	x	3.85	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.31	x	1.44	x	1.40	x	1.66	x	2.10	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2025		2025		2024		2024		2024
Capital ratios
Tier I leverage capital	8.66%		11.01%		10.68%		10.69%		9.72%
Tier I risk-based capital	10.59		10.69		13.06		12.89		11.58
Total risk-based capital	13.40		13.59		15.88		15.74		14.45
Common equity tier 1 capital ratio (CET 1)	9.91		9.99		12.07		11.89		10.58
Average shareholders' equity to average assets	13.99		14.86		15.09		14.84		14.21
Tangible equity to tangible assets (3)	8.16		8.03		9.52		9.67		8.37
Tangible common equity to tangible assets (3)	7.60		7.47		8.70		8.84		7.52

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2024	2024	2024	2025	2024
Return on average assets, excluding certain items:
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385	$43,360	$59,546
Plus: after-tax restructuring and merger-related expenses (1)	32,434	15,808	510	1,562	2,984	48,242	2,984
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	46,926	-	-	-	46,926	-
Net income available to common shareholders, excluding certain items	87,318	51,211	47,608	36,303	29,369	138,528	62,530

Average total assets	$27,304,700	$21,658,352	$18,593,265	$18,295,583	$17,890,314	$24,459,913	$17,797,289

Return on average assets, excluding certain items (annualized) (2)	1.28%	0.96%	1.02%	0.79%	0.66%	1.14%	0.71%

Return on average equity, excluding certain items:
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385	$43,360	$59,546
Plus: after-tax restructuring and merger-related expenses (1)	32,434	15,808	510	1,562	2,984	48,242	2,984
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	46,926	-	-	-	46,926	-
Net income available to common shareholders excluding certain items	87,318	51,211	47,608	36,303	29,369	138,528	62,530

Average total shareholders' equity	3,819,513	3,218,639	2,806,079	2,715,461	2,542,948	3,486,668	2,544,394

Return on average equity, excluding certain items (annualized) (2)	9.17%	6.45%	6.75%	5.32%	4.65%	8.01%	4.94%

Return on average tangible equity:
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385	$43,360	$59,546
Plus: amortization of intangibles (1)	7,271	3,336	1,607	1,622	1,637	10,607	3,290
Net income / (loss) available to common shareholders before amortization of intangibles	62,155	(8,187)	48,705	36,363	28,022	53,967	62,836

Average total shareholders' equity	3,819,513	3,218,639	2,806,079	2,715,461	2,542,948	3,486,668	2,544,394
Less: average goodwill and other intangibles, net of def. tax liability	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,461,946)	(1,123,101)
Average tangible equity	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$2,024,722	$1,421,293

Return on average tangible equity (annualized) (2)	11.27%	-1.74%	11.49%	9.07%	7.93%	5.37%	8.89%

Average tangible common equity	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,880,238	$1,276,809
Return on average tangible common equity (annualized) (2)	12.06%	-1.89%	12.56%	9.97%	8.83%	5.79%	9.90%

Return on average tangible equity, excluding certain items:
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385	$43,360	$59,546
Plus: after-tax restructuring and merger-related expenses (1)	32,434	15,808	510	1,562	2,984	48,242	2,984
Plus: amortization of intangibles (1)	7,271	3,336	1,607	1,622	1,637	10,607	3,290
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	46,926	-	-	-	46,926	-
Net income available to common shareholders before amortization of intangibles and excluding other items	94,589	54,547	49,215	37,925	31,006	149,135	65,820

Average total shareholders' equity	3,819,513	3,218,639	2,806,079	2,715,461	2,542,948	3,486,668	2,544,394
Less: average goodwill and other intangibles, net of def. tax liability	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,461,946)	(1,123,101)
Average tangible equity	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$2,024,722	$1,421,293

Return on average tangible equity, excluding certain items (annualized) (2)	17.16%	11.61%	11.61%	9.46%	8.78%	14.85%	9.31%

Average tangible common equity	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,880,238	$1,276,809
Return on average tangible common equity, excluding certain items (annualized) (2)	18.36%	12.56%	12.69%	10.40%	9.77%	15.99%	10.37%

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2024	2024	2024	2025	2024

Efficiency ratio:
Non-interest expense	$186,535	$133,966	$101,104	$101,183	$102,392	$320,500	$199,585
Less: restructuring and merger-related expense	(41,056)	(20,010)	(646)	(1,977)	(3,777)	(61,066)	(3,777)
Non-interest expense excluding restructuring and merger-related expense	145,479	113,956	100,458	99,206	98,615	259,434	195,808

Net interest income on a fully taxable equivalent basis	217,996	159,723	127,689	122,338	117,804	377,719	232,990
Non-interest income	43,957	34,665	36,388	29,612	31,355	78,622	61,984
Net interest income on a fully taxable equivalent basis plus non-interest income	$261,953	$194,388	$164,077	$151,950	$149,159	$456,341	$294,974
Efficiency ratio	55.54%	58.62%	61.23%	65.29%	66.11%	56.85%	66.38%

Adjusted net income available to common shareholders, excluding certain items:
Net income / (loss) available to common shareholders	$54,884	$(11,523)	$47,098	$34,741	$26,385	$43,360	$59,546
Add: After-tax restructuring and merger-related expenses (1)	32,434	15,808	510	1,562	2,984	48,242	2,984
Add: after-tax day one provision for credit losses on acquired loans (1)	-	46,926	-	-	-	46,926	-
Adjusted net income available to common shareholders, excluding certain items:	$87,318	$51,211	$47,608	$36,303	$29,369	$138,528	$62,530

Adjusted net income per common share - diluted, excluding certain items:
Net income / (loss) per common share - diluted	$0.57	$(0.15)	$0.70	$0.54	$0.44	$0.50	$1.00
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.34	0.21	0.01	0.02	0.05	0.56	0.05
Add: after-tax day one provision for credit losses on acquired loans (1)	-	0.60	-	-	-	0.54	-
Adjusted net income per common share - diluted, excluding certain items:	$0.91	$0.66	$0.71	$0.56	$0.49	$1.60	$1.05

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2025	2025	2024	2024	2024
Tangible book value per share:
Total shareholders' equity	$3,819,220	$3,781,579	$2,790,281	$2,801,585	$2,544,279
Less: goodwill and other intangible assets, net of def. tax liability	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,965,735	1,919,047	1,527,504	1,537,202	1,278,274

Common shares outstanding	95,986,023	95,672,204	66,919,805	66,871,479	59,579,310

Tangible book value per share	$20.48	$20.06	$22.83	$22.99	$21.45

Tangible common equity to tangible assets:
Total shareholders' equity	$3,819,220	$3,781,579	$2,790,281	$2,801,585	$2,544,279
Less: goodwill and other intangible assets, net of def. tax liability	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)
Tangible equity	2,110,219	2,063,531	1,671,988	1,681,686	1,422,758
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,965,735	1,919,047	1,527,504	1,537,202	1,278,274

Total assets	27,571,576	27,412,383	18,684,298	18,514,169	18,128,375
Less: goodwill and other intangible assets, net of def. tax liability	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)
Tangible assets	$25,862,575	$25,694,335	$17,566,005	$17,394,270	$17,006,854

Tangible equity to tangible assets	8.16%	8.03%	9.52%	9.67%	8.37%

Tangible common equity to tangible assets	7.60%	7.47%	8.70%	8.84%	7.52%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2024	2024	2024	2025	2024
Pre-tax, pre-provision income:
Income / (Loss) before Provision / (benefit) for income taxes	$70,973	$(9,665)	$61,937	$44,773	$35,015	$61,309	$78,404
Add: provision for credit losses	3,218	68,883	(147)	4,798	10,541	72,101	14,555
Pre-tax, pre-provision income	$74,191	$59,218	$61,790	$49,571	$45,556	$133,410	$92,959

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$70,973	$(9,665)	$61,937	$44,773	$35,015	$61,309	$78,404
Add: provision for credit losses	3,218	68,883	(147)	4,798	10,541	72,101	14,555
Add: restructuring and merger-related expenses	41,056	20,010	646	1,977	3,777	61,066	3,777
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$115,247	$79,228	$62,436	$51,548	$49,333	$194,476	$96,736

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$70,973	$(9,665)	$61,937	$44,773	$35,015	$61,309	$78,404
Add: provision for credit losses	3,218	68,883	(147)	4,798	10,541	72,101	14,555
Add: restructuring and merger-related expenses	41,056	20,010	646	1,977	3,777	61,066	3,777
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	115,247	79,228	62,436	51,548	49,333	194,476	96,736

Average total assets	$27,304,700	$21,658,352	$18,593,265	$18,295,583	$17,890,314	$24,459,913	$17,797,289

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses (annualized) (2)	1.69%	1.48%	1.34%	1.12%	1.11%	1.60%	1.09%

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$70,973	$(9,665)	$61,937	$44,773	$35,015	$61,309	$78,404
Add: provision for credit losses	3,218	68,883	(147)	4,798	10,541	72,101	14,555
Add: restructuring and merger-related expenses	41,056	20,010	646	1,977	3,777	61,066	3,777
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	115,247	79,228	62,436	51,548	49,333	194,476	96,736

Average total shareholders' equity	$3,819,513	$3,218,639	$2,806,079	$2,715,461	$2,542,948	$3,486,668	$2,544,394

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses (annualized) (2)	12.10%	9.98%	8.85%	7.55%	7.80%	11.25%	7.65%

Pre-tax, pre-provision return on average tangible equity, excluding certain items (1):
Income / (Loss) before Provision / (benefit) for income taxes	$70,973	$(9,665)	$61,937	$44,773	$35,015	$61,309	$78,404
Add: provision for credit losses	3,218	68,883	(147)	4,798	10,541	72,101	14,555
Add: amortization of intangibles	9,204	4,223	2,034	2,053	2,072	13,427	4,164
Add: restructuring and merger-related expenses	41,056	20,010	646	1,977	3,777	61,066	3,777
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	124,451	83,451	64,470	53,601	51,405	207,903	100,900

Average total shareholders' equity	3,819,513	3,218,639	2,806,079	2,715,461	2,542,948	3,486,668	2,544,394
Less: average goodwill and other intangibles, net of def. tax liability	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,461,946)	(1,123,101)
Average tangible equity	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$2,024,722	$1,421,293

Pre-tax, pre-provision return on average tangible equity, excluding certain items (annualized) (1) (2)	22.58%	17.76%	15.20%	13.37%	14.55%	20.71%	14.28%

Average tangible common equity	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,880,238	$1,276,809
Pre-tax, pre-provision return on average tangible common equity, excluding certain items (annualized) (1) (2)	24.15%	19.22%	16.63%	14.70%	16.20%	22.30%	15.89%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.